Exhibit 10.2

EXPRO GROUP HOLDINGS N.V.
SHARESAVE SCHEME (UK) – A SUB-PLAN UNDER THE EXPRO GROUP HOLDINGS N.V. 2023 EMPLOYEE STOCK PURCHASE PLAN

Effective Date: 1 July 2024

The Plan is a discretionary benefit offered by Expro Group Holdings N.V. for the benefit of its UK employees. Its main purpose is to increase the interest of the UK employees in Expro Group Holding N.V.’s long term business goals and performance through share ownership. The Plan is an incentive for the employees' future performance and commitment to the goals of the Expro Group Holdings N.V. group.

Shares purchased under the Plan and gains achieved by exercising options granted under the Plan are not part of salary for any purpose (except to any extent required by statute).

The Plan will be offered (if at all) at the discretion of the Board.

Participating in the Plan is an investment opportunity distinct from any employment contract. Participation in the Plan entails the risk associated with an investment. An individual who participates in the Plan is treated as being aware of such risks and accepts such risks of their own free will.

The detailed rules for the Plan are set out in this document.

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Plan, unless the context otherwise requires:

"Associated Company" means an associated company of the Company as described in paragraph 47 of Schedule 3 except for the purpose of Rules 10.2(d) (Leavers: transfer out of the group) and 10.6 (Meaning of ceasing employment) when that expression shall have the meaning described in paragraph 35 of Schedule 3;

"Board" means the board of directors of the Company or a duly authorised committee of the Board or a duly authorised person;

"Bonus Date" means the date on which repayment under the relevant Savings Contract is due and from which date an Option is normally exercisable;

"the Company" means Expro Group Holdings N.V.;

"Contribution" means a contribution under a Savings Contract;

"Control" means control within the meaning of section 995 of the Income Tax
Act 2007;

"dealing day" means a dealing day of either the New York Stock Exchange or any other securities exchange on which Shares are quoted and from which the Option Price is determined;

"Eligible Employee" means a person who satisfies the conditions described in Rule 2.1 (General rule on eligibility);

"Grant Date" means the date on which an Option is granted;

"HMRC" means HM Revenue and Customs;

“Invitation” means an invitation to apply for an Option as described in Rule 3 (Invitations);

"ITEPA" means the Income Tax (Earnings and Pensions) Act 2003;

"Option" means a right to acquire Shares granted under the Plan;

"Option Price" means the price at which Shares may be acquired on the exercise of an Option as determined under Rule 6 (Option Price);

"Participant" means a person who holds an Option including their personal representatives;

"Participating Company" means:

(a)	the Company;

(b)	Expro North Sea Limited;

(c)	Frank’s International Limited;

(d)	CTL UK Holdco Ltd;

(e)	Coretrax Global Limited; and

(f)	any Subsidiary designated by the Board

"Plan" means the Expro Group Holdings N.V. Sharesave Scheme (UK) as amended from time to time;

"Restriction" means any contract, agreement, arrangement or condition which makes provision to which any of subsections (2) to (4) of section 423 of ITEPA (Restricted securities) would apply if the references in those subsections to the employment-related securities were to Shares and the 'restriction' in that provision;

"Rule" means a rule of the Plan;

"Savings Contract" means an agreement under a certified SAYE savings arrangement, within the meaning of paragraph 48(1) of Schedule 3, which has been approved by HMRC for the purposes of Schedule 3;

"Schedule 3" means Schedule 3 to ITEPA;

"Shares" means the fully paid up common shares of the Company which satisfy the requirements of paragraphs 18 to 20 and paragraph 22 of Schedule 3, unless Rule 11.5 (Exercise following disqualifying event) applies;

"Subsidiary" means a body corporate which is a subsidiary (within the meaning of section 1159 of the Companies Act 2006) of the Company and of which the Company has Control; and

"TUPE" means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

1.2

Expressions not defined in this Plan have the same meanings as they have in Schedule 3, and interpretive provisions in Schedule 3 and any guidance issued by HMRC shall apply in interpreting this Plan except where the Plan expressly provides otherwise.

1.3	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.4	Expressions in italics, headings and any footnotes are for guidance only and do not form part of the Plan.

1.5	Where the context admits, a reference to the singular includes the plural.

2.	ELIGIBILITY

2.1	General rule on eligibility

An individual is eligible to be invited to apply for an Option only if:

(a)

They are either an employee (but not a director) of a Participating Company or a director of a Participating Company who is required to work for the company for at least 25 hours a week (excluding meal breaks);

(b)	They either satisfy the conditions in Rule 2.2 (Individuals eligible) or are nominated by the Board for this purpose.

2.2	Individuals eligible

The conditions referred to in Rule 2.1(b) are that:

(a)

the individual shall have a qualifying period of continuous service (if any) with the Company or any Subsidiary from time to time as the Board may decide, such period not to exceed five years before the Grant Date; and

(b)	the individual's earnings from the office or employment referred to in Rule 2.1(a) are (or would be if there were any) general earnings to which section 15 ITEPA (UK resident employees) applies.

3.	INVITATIONS

3.1	Issuing Invitations

The Board shall decide if and when Invitations will be issued. If the Board decides to issue Invitations then it must issue an Invitation to each Eligible Employee.

3.2	Timing of Invitations

Invitations may be issued at any time but before the Board decides when to issue Invitations it must have regard both to when the Option Price may be determined under Rule 6.1 (Option Price – timing of determination) and any regulatory restrictions on both the issuing of such Invitations and any subsequent grant of Options.

3.3	Content of Invitations

Each Invitation will specify:

(a)	the date by which an application for an Option must be received (being not less than 14 days after the date of the Invitation);

(b)	the Option Price (or how the Option Price will be determined);

(c)	any choice of Saving Contracts (in terms of the number of monthly contributions payable);

(d)	the minimum monthly Contribution which must not be less than £5 (or as otherwise stated in the relevant Savings Contract) nor more than £10;

(e)	the maximum monthly Contribution, which must be not more than £500 or as otherwise specified in paragraph 25 of Schedule 3; and

(f)	if any bonus payable under a Savings Contract shall not be taken into account in determining the number of Shares made subject to an Option, then that fact.

4.	APPLICATIONS

4.1	Form of application

An application for an Option shall be accompanied by an application for a Savings Contract in which the Eligible Employee must state:

(a)	the Contribution they propose to make;

(b)	that their proposed Contribution, when added to any other Contribution they make under any other Savings Contract, will not exceed the maximum permitted under Schedule 3; and

(c)	if they have a choice of Savings Contract, the Savings Contract chosen.

4.2	Number of Shares under Option

An application for an Option shall be for an Option to acquire the largest whole number of Shares which could be acquired at the Option Price with an amount equal to the expected Contributions plus any bonus payable under the relevant Savings Contract on the Bonus Date unless it was specified in the Invitation that the bonus would not be included for this purpose.

4.3	Effect of limits

If there are applications for Options over more Shares than permitted under Rule 8 (Limits) then each application for an Option and a related Savings Contract shall be deemed to have been amended or withdrawn under Rule 5 (Scaling back).

If an Eligible Employee specifies in their application for a Savings Contract a proposed Contribution which, when added to any other Contribution they make under any other Savings Contract, would exceed the maximum permitted in the related Invitation then the Board is authorised to reduce the proposed Contribution to the maximum amount permitted.

5.	SCALING BACK

If valid applications for Options are received for a total number of Shares which exceeds any maximum number permitted by the Board or permitted by the limit in Rule 8 (Limits) then the Board shall scale back the applications using one or more of the following methods:

(a)	by treating the expected repayment under a Savings Contract as not including a bonus;

(b)	by reducing the proposed Contributions by the same proportion provided that the reduced amount shall not be less than the minimum amount permitted under the relevant Savings Contract;

(c)

by reducing the maximum monthly Contribution specified in the relevant Invitation successively by £1, £2, £3 and so on to an amount not less than the minimum amount specified in the relevant Invitation; or

(d)	by deeming each choice of a Savings Contract of a five year term as one of a three year term.

If scaling back under the preceding provisions of this Rule does not make available sufficient Shares to allow all Eligible Employees who have made valid applications to be granted Options the Board may either select applications by lot or decide not to accept any applications on that occasion.

6.	OPTION PRICE

6.1	Option Price – timing of determination

The Option Price may only be determined by reference to dealing days falling:

(a)	within the period of 6 weeks starting on:

(i)	the day on which the Plan is adopted by the Board of the Company;

(ii)	the dealing day after the day on which the Company announces its results for any period; or

(iii)	any day on which a new Savings Contract prospectus is announced or comes into force; or

(b)	at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify the issuing of Invitations.

6.2	Option Price – method of determination

The Board will determine the Option Price which must be:

(a)	not manifestly less than 80 per cent (or such other percentage as may be specified in paragraph 28(1) of Schedule 3) of the Market Value (as defined below) of a Share on either:

(i)	the day immediately preceding the date on which Invitations are sent to Eligible Employees; or

(ii)	the date specified in the Invitation (such date to be no earlier than the day immediately preceding the date on which Invitations are sent to Eligible Employees and no later than the Grant Date); and

(b)	in the case of an Option to acquire Shares only by subscription, not less than the nominal value of those Shares.

For the purpose of this Rule, “Market Value” on any day means:

(aa)	if Shares are quoted in the New York Stock Exchange Daily Official List, the Sterling equivalent of:

(i)	the middle-market quotation of Shares (as derived from that list) for that day;

(ii)	if the Board decides, the average of the middle-market quotations of Shares (as derived from that list) over the three dealing days ending on that day; or

(iii)	the middle-market quotation of the Shares (as derived from that list) on such other dealing day or days as may be agreed in advance with HMRC;

(bb)

if paragraph (aa) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of a Share as agreed in advance for the purposes of the Plan with HMRC Shares and Assets Valuation;

(cc)	if Shares are subject to any Restriction, the Market Value is to be determined as if they were not subject to that Restriction.

7.	GRANT OF OPTIONS

7.1	Grant procedure

Subject to Rule 5 (Scaling back) and Rule 7.5 (Approvals and consents), the Board may grant an Option to every individual who:

(a)	has submitted a valid application for an Option; and

(b)	is an Eligible Employee on the Grant Date.

7.2	Restrictions on timing of grant of Options

Options must be granted within 30 days (or 42 days if applications are scaled back) after the first day by reference to which the Option Price is set under Rule 6.2 but not later than 30 June 2033 (that is, the expiry of the period of 10 years beginning with the date on which the Plan is adopted by the Board of the Company).

7.3	Method of satisfying options

Unless specified to the contrary by the Board at the time of grant of an Option, an Option may be satisfied:

(a)	by the issue of new Shares; and/or

(b)	by the transfer of treasury Shares; and/or

(c)	by the transfer of Shares other than the transfer of treasury Shares.

The Board may decide to change the way in which it is intended that an Option may be satisfied after it has been granted, having regard to the provisions of Rule 8 (Limits).

7.4	Non-transferability and bankruptcy

An Option granted to any person:

(a)	shall not be transferred, assigned, charged or otherwise disposed of (except on their death to their personal representatives) and shall lapse immediately on any attempt to do so; and

(b)	shall lapse immediately if they are declared bankrupt.

7.5	Approvals and consents

The grant of any Option shall be subject to obtaining any approval or consent required under the any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, or any other relevant UK or overseas regulation or enactment.

7.6	Option certificate

Each Participant shall receive an Option certificate as soon as practicable after the grant of an Option to them which shall state:

(a)	the Option Price of the Option in sterling; and

(b)	whether or not the Shares which may be acquired by the exercise of the Option may be subject to any Restriction and, if so, the details of that Restriction.

8.	LIMITS

8.1	Shares reserved for the Plan

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 8.2) to exceed the number of Shares available under Article IV of the Expro Group Holdigs N.V. Amended and Restated Employee Stock Purchase Plan.

8.2	Meaning of "allocated"

For the purpose of Rule 8.1:

(a)	Shares are allocated:

(i)	when an option, award or other contractual right to acquire unissued Shares or treasury Shares is granted;

(ii)

where Shares are issued or treasury Shares are transferred otherwise than pursuant to an option, award or other contractual right to acquire Shares, when those Shares are issued or treasury Shares transferred; and

(b)

any Shares which have been issued or which may be issued (or any Shares transferred out of treasury or which may be transferred out of treasury) to any trustees to satisfy the exercise of any option, award or other contractual right shall be treated as "allocated" unless they are already treated as allocated under this Rule.

8.3	Post-grant events affecting numbers of "allocated" Shares

For the purposes of Rule 8.2:

(a)	where:

(i)	any option, award or other contractual right to acquire unissued Shares or treasury Shares is released or lapses (whether in whole or in part); or

(ii)	after the grant of an option, award or other contractual right the Board determines that:

(aa)         it shall be satisfied by the payment of cash equal to the gain made on its vesting or exercise; or

(bb)         it shall be satisfied by the transfer of existing Shares (other than Shares transferred out of treasury)

the unissued Shares or treasury Shares which consequently cease to be subject to the option, award or other contractual right shall not count as "allocated"; and

(b)	the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Board shall reasonably determine from time to time.

8.4	Changes to investor guidelines

Treasury Shares shall cease to count as "allocated" for the purpose of Rule 8.1 if institutional investor guidelines cease to require such Shares to be so counted.

8.5	Board Limit

The Board may impose a limit on the number of Shares over which Options may be granted on any particular occasion.

9.	EXERCISE OF OPTIONS

9.1	Normal period for exercise

An Option may only be exercised during the period beginning with the Bonus Date and ending 6 months after the Bonus Date except where Rule 10 (Leavers and deceased participants) or Rule 11 (Takeovers and other corporate events) applies.

9.2	Long stop date for exercise

Unless Rule 10.1 (Deceased Participants) applies, an Option shall not be capable of exercise later than 6 months after the Bonus Date and, if not exercised, it shall lapse at the end of that period.

9.3	No exercise on early cessation of savings

Regardless of any other rule of this Plan, where, before an Option has become capable of exercise, the Participant:

(a)	gives notice that they intend to stop paying Contributions under the related Savings Contract;

(b)	is deemed under the terms of the Savings Contract to have given such notice (for example, for missing more than 12 monthly Contributions); or

(c)	makes an application for repayment of the Contributions paid under it the Option shall not become exercisable and shall immediately lapse.

9.4	Limitation on exercise

The amount paid for Shares on the exercise of an Option shall not exceed the amount of the Contributions made under the related Savings Contract before the date of exercise together with any interest or bonus paid under that Savings Contract.

9.5	Option only exercisable once

An Option shall not be capable of being exercised more than once.

9.6	Method of exercise

The exercise of any Option shall be effected in the form and manner prescribed by the Board. Any notice of exercise shall take effect only when the Company receives it together with payment of the relevant aggregate Option Price.

9.7	Restriction on use of unissued Shares or treasury Shares

No Shares may be issued or treasury Shares transferred to satisfy the exercise of any Option to the extent that such issue or transfer would cause the number of Shares allocated (as defined in Rule 8.2 (Meaning of "allocated") and adjusted under Rule 8.3 (Post-grant events affecting numbers of "allocated" Shares)) to exceed the limit in Rule 8.1 (10 per cent in 10 years limit) except where there is a variation in the share capital of the Company which results in the number of Shares so allocated exceeding such limits solely by virtue of that variation.

9.8	Allotment and transfer timetable

Within 30 days after an Option has been exercised by a Participant, the Board shall allot to them (or an authorised nominee) or, if appropriate, procure the transfer to them (or an authorised nominee) of the number of Shares in respect of which the Option has been exercised, provided that the Board considers that the issue or transfer of those Shares would be lawful in all relevant jurisdictions.

9.9	Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of the allotment.

Where Shares are transferred under the Plan, Participants will be entitled to any rights attaching to such Shares by reference to a record date on or after the date of such transfer.

10.	LEAVERS AND DECEASED PARTICIPANTS

10.1	Deceased Participants

If a Participant dies:

(a)

before the Bonus Date then their Option may be exercised by their personal representatives during the period of 12 months after their death and, if not exercised, it shall lapse at the end of that period; or

(b)

on or within 6 months after the Bonus Date then their Option may be exercised by their personal representatives during the period of 12 months after the Bonus Date and, if not exercised, it shall lapse at the end of that period.

10.2	Injury, disability, redundancy, retirement and transfer out of the group

If a Participant ceases to be a director or employee of a Participating Company by reason of:

(a)	injury, disability or redundancy (within the meaning of the Employment Rights Act 1996);

(b)	retirement;

(c)	a relevant transfer within the meaning of TUPE;

(d)

the Participant's office or employment being with a company which ceases to be an Associated Company of the Company by reason of a change of control (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010) of that company; or

(e)	the business or part of a business in which they work being transferred to a person who is not an Associated Company where the transfer is not a relevant transfer within the meaning of TUPE he may, subject to Rule 9.2 (Long stop date for exercise), exercise their Option during the period of 6 months after such cessation and, if not exercised it shall, subject to Rule 10.1 (Deceased Participants), lapse at the end of that period.

10.3	Cessation of employment in other circumstances on or before third anniversary

If a Participant ceases to be a director or employee of a Participating Company on or before the third anniversary of the Grant Date for a reason other than one of those specified in Rule 10.1 (Deceased Participants) or Rule 10.2 (Injury, disability, redundancy, retirement and transfer out of the group) then their Option shall lapse on such cessation.

10.4	Cessation of employment after third anniversary

If a Participant ceases to be a director or employee of a Participating Company after the third anniversary of the Grant Date for any reason (other than dismissal for misconduct) they may, subject to Rule 9.2 (Long stop date for exercise), exercise their Option during the period of 6 months following such cessation and if not exercised it shall, subject to Rule 10.1 (Deceased Participants), lapse at the end of that period.

10.5	Employment by Associated Company

If, on the Bonus Date, a Participant holds an office or employment with a company which is not a Participating Company but which is an Associated Company or a company of which the Company has Control, they may exercise their Option on and within 6 months after the Bonus Date and if not exercised it shall, subject to Rule 10.1 (Deceased Participants), lapse at the end of that period.

10.6	Meaning of ceasing employment

A Participant shall not be treated for the purposes of Rule 10 (Leavers and Deceased Participants) as ceasing to be a director or employee of a Participating Company until they cease to be a director or employee of the Company, any Associated Company and any company under the Control of the Company.

The reason for the termination of office or employment of a Participant shall be determined by reference to Rules 10.1 to 10.4 regardless of whether such termination was lawful or unlawful.

11.	TAKEOVERS AND OTHER CORPORATE EVENTS

11.1	General offers

In the event that any person (or any group of persons acting in concert) makes a general offer to acquire either:

(a)	all the shares in the Company which are of the same class as the shares in question under the Plan which it (or any person connected with it) does not already own; or

(b)

the whole of the issued ordinary share capital of the Company which it (or any person connected with it) does not already own which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company and, as a result of such offer, that person (and any others acting in concert) obtains Control of the Company and any condition subject to which the offer was made has been satisfied (the “Relevant Event”) then, subject to Rule 9.2 (Long Stop date for exercise), Rule 10 (Leavers and deceased Participants), Rule 11.5 (Exercise following disqualifying event) and Rule 11.9 (Internal reorganisations), any Option may be exercised within the period of one month (or such longer period not exceeding 6 months as the Board may permit) following the date of the Relevant Event. To the extent that the Option is not exercised within that period it shall, regardless of any other provision of the Plan except Rule 10.1 (Deceased Participants), lapse at the end of that period.

For the purposes of this Rule 11.1 "connected" has the meaning within section 993 of the Income Tax Act 2007.

11.2	Compulsory acquisition

In the event that any person becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the Companies Act 2006 (the “Relevant Event”) any Option may, subject to Rule 9.2 (Long stop date for exercise), Rule 10 (Leavers and deceased participants), Rule 11.5 (Exercise following disqualifying event) and Rule 11.9 (Internal reorganisations), be exercised at any time when that person remains so bound or entitled, but to the extent that it is not exercised within that period it shall, regardless of any other provision of the Plan except Rule 10.1 (Deceased Participants), lapse at the end of that period.

11.3	Scheme of arrangement or non-UK arrangement

In the event that:

(a)	under section 899 of the Companies Act 2006 a court sanctions a compromise or arrangement; or

(b)	a non-UK company reorganisation arrangement (as defined in paragraph 47A of Schedule 3) becomes binding on the shareholders covered by it

(the “Relevant Event”)

and it is applicable to or affecting:

(i)	all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or

(ii)

all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a plan which meets the requirements of Schedule 3 an Option may, subject to Rule 9.2 (Long stop date for exercise), Rule 10 (Leavers and deceased participants), Rule 11.5 (Exercise following disqualifying event) and Rule 11.9 (Internal reorganisations), be exercised within six months of such Relevant Event, but to the extent that it is not exercised within that period it shall, regardless of any other provision of the Plan except Rule 10.1 (Deceased Participants), lapse at the end of that period.

11.4	Conditional exercise

Where a Relevant Event under any of Rule 11.1 (General Offers), Rule 11.2 (Compulsory Acquisition) or Rule 11.3 (Scheme of arrangement or non-UK arrangement) is anticipated the Board may, subject to Rule 9.2 (Long stop date for exercise) and Rule 10 (Leavers and deceased Participants), notify Participants that any Option may be exercised in anticipation of such event in the period of 20 days ending with the date of the Relevant Event and shall be treated as if it had been exercised in accordance with the relevant Rule.

If the anticipated Relevant Event does not occur within a period of 20 days beginning with the date of exercise of any Option under this Rule 11.4 then any such exercise shall be treated as having had no effect.

11.5	Exercise following disqualifying event

If as a consequence of a person obtaining Control of the Company in any of the circumstances in Rule 11.1 (General Offers) (ignoring whether any condition subject to which an offer was made has been satisfied), Rule 11.2 (Compulsory Acquisition) or Rule 11.3 (Scheme of arrangement or non-UK arrangement) the Shares no longer meet the requirements of Part 4 of Schedule 3, any Option may be exercised in accordance with the relevant Rule no later than 20 days after the day on which the person obtains Control of the Company notwithstanding that the Shares no longer meet such requirements, but to the extent that it is not exercised within that period it shall (regardless of any other provision of the Plan except Rule 10.1 (Deceased Participants)) lapse at the end of that period.

This Rule 11.5 shall not authorise the exercise of any Option at a time outside the relevant period of exercise within any of Rule 11.1 (General Offers), Rule 11.2 (Compulsory Acquisition) or Rule 11.3 (Scheme of arrangement or non-UK arrangement).

11.6	Voluntary winding up

In the event that the Company passes a resolution for voluntary winding up the Board shall, as soon as practicable, notify every Participant of that event and, subject to Rule 9.2 (Long stop date for exercise), Rule 10 (Leavers and deceased participants), Rule 11.5 (Exercise following disqualifying event) and Rule 11.9 (Internal reorganisations), any Option may be exercised within six months after the passing of the resolution for the winding up, but to the extent that it is not exercised within that period an Option shall, regardless of any other provision of the Plan, lapse at the end of that period.

11.7	Option rollover: general provisions

If any company ("the acquiring company"):

(a)	obtains Control of the Company as a result of making a general offer to acquire:

(i)

the whole of the issued ordinary share capital of the Company (other than that which is already owned by it or any person connected with it) which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)	all the shares in the Company which are of the same class as those subject to the Plan (other than those already owned by it or any person connected with it); or

(b)

obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006 or as a result of a non-UK company reorganisation arrangement (as defined in paragraph 47A of Schedule 3) which has become binding on the shareholders covered by it; or

(c)	becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the Companies Act 2006 any Participant may, at any time within the relevant period specified under paragraph 38(3) of Schedule 3, by agreement with the acquiring company, release any Option ("the Old Option") in consideration of the grant to them of an option ("the New Option") which, for the purposes of paragraph 39 of Schedule 3, is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 18(b) or (c) of Schedule 3).

For the purposes of this Rule 11.7:

(i)	"connected" has the meaning within section 993 of the Income Tax Act 2007; and

(ii)	when determining if a New Option is equivalent to an Old Option, the market value of any share is to be determined using a methodology agreed by HMRC.

11.8	Option rollover: interpretation of Rules

Where a New Option is granted under Rule 11.7 (Option rollover: general provisions) the following terms of the Plan shall, in relation to the New Option, be construed as if:

(a)

except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rules 1.1 (Definitions), the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under the Plan";

(b)	the Savings Contract made in connection with the Old Option had been made in connection with the New Option;

(c)	the Bonus Date in relation to the New Option were the same as that in relation to the Old Option; and

(d)	Rule 13.2 (Shareholder approval) were omitted except where a New Option is granted pursuant to Rule 11.7 as a result of the operation of Rule 11.9 (Internal reorganisations).

11.9	Internal reorganisations

In the event that:

(a)

an offer (as referred to in Rule 11.1 (General offers)) is made or a compromise or arrangement or a non-UK company reorganisation arrangement (as referred to in Rule 11.3 (Scheme of arrangement or non-UK arrangement)) is proposed which is expected to result in the Company becoming controlled by a new company (the "New Company"); and

(b)

at least 75 per cent of the shares in the New Company are expected to be held by substantially the same persons who immediately before the offer or proposal was made were shareholders in the Company; and

(c)	an offer will be made to Participants by the New Company for the release of Options for New Options pursuant to Rule 11.7 (Option roll-over: general provisions)

then an Option shall not become exercisable under Rule 11.1 (General Offers) or Rule 11.3 (Scheme of arrangement or non-UK arrangement) and, if the Option is not released pursuant to Rule 11.7 (Option rollover: general provisions), it shall lapse, subject to Rule 10.1 (Deceased Participants), at the end of the relevant period specified under paragraph 38(3) of Schedule 3.

12.	ADJUSTMENT OF OPTIONS

12.1	General rule

In the event of any variation of the share capital of the Company, the Board may make such adjustments so far as necessary under Rule 12.2 (Method of adjustment).

12.2	Method of adjustment

An adjustment made under this Rule shall be to one or more of the following:

(a)	the number of Shares in respect of which any Option may be exercised;

(b)	the description of the Shares which may be acquired by the exercise of any Option; and

(c)	subject to Rule 12.3 (Adjustment below nominal value), the Option Price.

12.3	Adjustment below nominal value

An adjustment under Rule 12.2 (Method of adjustment) may have the effect of reducing the Option Price of those Options to be satisfied by the subscription of Shares to less than the nominal value of a Share, but only if and to the extent that the Board is authorised:

(a)	to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised exceeds the Option Price; and

(b)	to apply that sum in paying up that amount on such Shares;

so that on the exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

13.	ALTERATIONS

13.1	General rule

Except as described in Rule 13.2 (Shareholder approval) and Rule 13.4 (Alterations to disadvantage of Participants), the Board may at any time alter the Plan.

13.2	Shareholder approval

Except as described in Rule 13.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Option has been or may be granted shall be made under Rule 13.1 (General rule on alterations) to the provisions concerning:

(a)	eligibility;

(b)	the individual limits on participation;

(c)	the overall limits on the issue of Shares or the transfer of treasury Shares under the Plan;

(d)	the basis for determining a Participant’s entitlement to, and the terms of, Shares provided under the Plan;

(e)	the adjustments that may be made in the event of a rights issue or any other variation of capital; and

(f)	the terms of this Rule 13.2

without the prior approval by ordinary resolution of the members of the Company in general meeting.

13.3	Exceptions to shareholder approval

Rule 13.2 (Shareholder approval) shall not apply to any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, the Company, any company of which the Company has Control or any Associated Company or any Related Company.

13.4	Alterations to disadvantage of Participants

Subject to Rule 13.5 (Exceptions to Participant approval), no alteration to the material disadvantage of any Participant shall be made under Rule 13.1 unless:

(a)	the Board shall have invited every relevant Participant to indicate whether or not they approve the alteration; and

(b)	the alteration is approved by a majority of those Participants who have given such an indication.

13.5	Exceptions to Participant approval

Rule 13.4 (Alterations to disadvantage of Participants) shall not apply to any alteration which is required in accordance with paragraph 40I(2)(b) of Schedule 3 or which is otherwise required in order that the Plan complies with the requirements of Schedule 3.

14.	MISCELLANEOUS

14.1	Employment

The rights and obligations of any individual under the terms of their office or employment with the Company, any Associated Company, any company of which the Company has Control shall not be affected by their participation in the Plan or any right which they may have to participate in it. An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of their office or employment for any reason whatsoever insofar as those rights arise or may arise from their ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination. Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it. The issuing of an Invitation and the grant of an Option does not imply that any further Invitations or grants of Options will be made nor that a Participant has any right receive such an Invitation or be granted any further Option.

14.2	Disputes

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

14.3	Exercise of powers and discretions

The exercise of any power or discretion by the Board shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.

14.4	Notices

Any notice or other communication under or in connection with the Plan may be given:

(a)

by personal delivery or by internal or ordinary post, in the case of a company to the company secretary at its registered office or to such other address as may from time to time be notified to an individual, and in the case of an individual to their last known address, or, where they are a director or employee of a Participating Company or an Associated Company, either to their last known address or to the address of the place of business at which they perform the whole or substantially the whole of the duties of their office or employment;

(b)	in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)	by such other method as the Board determines.

Where a notice or document is sent to an Eligible Employee or Participant by ordinary or internal post, it shall be treated as being received 72 hours after it was put into the post properly addressed and, where relevant, stamped. In all other cases, the notice or document shall be treated as received when it is given. A notice or document sent to a company shall only be effective once it is received by that company, unless otherwise agreed by that company. All notices and documents given or sent to a company shall be given or sent at the risk of the sender.

14.5	Third Parties

No third party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

14.6	Benefits not pensionable

Benefits provided under the Plan shall not be pensionable.

14.7	Data Protection

Personal data relating to Eligible Employees and/or Participants may be collected, processed and transferred for any purpose relating to the operation of the Plan in compliance with relevant UK or overseas regulation or enactment and any data privacy notice and/or policies of any Participating Company in force from time to time.

14.8	International Plans

The Plan has been established as a sub-plan under the authority of the Expro Group Holdings N.V. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), taking into account local taxation laws. Any Shares made available under the Plan are to be treated as counting against the limits on individual and overall participation in the 2023 ESPP.

14.9	Governing law

The Plan and all Options shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.